                                                                    EXHIBIT 4(c)
                                   [SPECIMEN]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                    PRINCIPAL AMOUNT
No.

CUSIP:

                                 GLOBAL SECURITY

                      AMERICAN GENERAL FINANCE CORPORATION
                                  FLOATING RATE
                           MEDIUM-TERM NOTE, SERIES H

SPECIFIED CURRENCY (If other than U.S. dollars):

EXCHANGE RATE AGENT (If Specified Currency is other than U.S. dollars):

AUTHORIZED DENOMINATIONS (If other than U.S.$1,000 and integral multiples thereof):

ORIGINAL ISSUE DATE:                           INITIAL INTEREST RESET DATE:

                                               INTEREST RESET DATES:                       STATED MATURITY:

INITIAL INTEREST RATE:                         INTEREST PAYMENT DATES:                     INDEX MATURITY:

                                                                                           DAY COUNT CONVENTION:

INTEREST RATE BASIS OR                         REGULAR RECORD DATES:                       OPTIONAL REPAYMENT
BASES:                                                                                     DATE(S):

                                               SPREAD (Plus or Minus):

IF LIBOR:
     [  ] LIBOR Reuters Page: ____             SPREAD MULTIPLIER:                          INITIAL REDEMPTION DATE:
     [  ] LIBOR Moneyline Telerate Page:
     [  ] LIBOR Currency (if other than U.S.
            dollars):____

                                               MAXIMUM INTEREST RATE:                      INITIAL REDEMPTION
IF CMT RATE:                                                                               PERCENTAGE:

     [  ]  CMT Moneyline Telerate Page 7051    MINIMUM INTEREST RATE:                      ANNUAL REDEMPTION
                                                                                           PERCENTAGE REDUCTION:

     [  ]  CMT  Moneyline Telerate Page 7052   INTEREST CALCULATION:
           [  ] One-week average yield           [  ]  Regular Floating Rate Note             ADDENDUM  ATTACHED:
           [  ] One-month average yield          [  ]  Floating Rate/Fixed Rate Note          [  ] YES    [  ]NO
                                                       Fixed Rate Commencement Date:

                                    Fixed Interest Rate:
                               [  ] Inverse Floating Rate Note
                                    Fixed Interest Rate:


                                                                        OTHER PROVISIONS:

     AMERICAN GENERAL FINANCE CORPORATION, an Indiana corporation (the "Company", which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount specified above in the currency specified above (the "Specified Currency") on the Stated Maturity specified above (except to the extent redeemed, repaid or accelerated prior to the Stated Maturity), and to pay interest thereon in the Specified Currency at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases and such other terms specified above until the principal hereof is paid or duly made available for payment. References herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

       The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs after a Regular Record Date (as defined below) and on or before the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, and on the Stated Maturity or any Redemption Date or Optional Repayment Date (each as defined below) (the date of each such Stated Maturity, Redemption Date and Optional Repayment Date and the date on which principal is due and payable by acceleration pursuant to the Indenture (as defined below) being referred to hereinafter as a "Maturity" with respect to principal payable on such date). Interest on this Note will accrue at the rates determined as specified herein from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Original Issue Date specified above, to but excluding the applicable Interest Payment Date or Maturity, as the case may be, until the principal hereof has been paid or duly made available for payment. If the Maturity falls on a day that is not a Business Day (as defined below), principal, premium, if any, and interest payable with respect to such Maturity will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity, and no interest shall accrue with respect to such payment for the period from and after such Maturity. If any Interest Payment Date other than an Interest Payment Date at Maturity would fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day, except that if the Interest Rate Basis specified above is LIBOR and such Business Day falls in the next calendar month, then the applicable Interest Payment Date shall be the immediately preceding Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date (the "Holder"). The Regular Record Date shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date. Any such interest which is payable but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes denominated in a currency other than U.S. dollars, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); and provided, further, that if an Interest Rate Basis specified above is LIBOR, the day must also be a London Business Day (as defined below). "Principal Financial Center" means, as applicable, the capital city of the country issuing the Specified Currency or the capital city of the country to which the LIBOR Currency relates; provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Euro, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, London, Johannesburg and Zurich, respectively. "London Business Day" means a day on which commercial banks are open for business (including dealings in any LIBOR Currency specified above) in London.

      The principal hereof and any premium and interest hereon are payable by the Company in the Specified Currency shown above. If the Specified Currency of this Note is U.S. dollars, then payment of the principal, premium, if any, and interest on this Note will be made by wire transfer of such money of the United States of America as at the time of payment shall be legal tender for payment of public and private debts to an account specified by the Holder for such purpose. If the Specified Currency of this Note is other than U.S. dollars, the Exchange Rate Agent specified above or a successor thereto (the "Exchange Rate Agent") will (unless otherwise specified herein) arrange to convert all payments in respect hereof into U.S. dollars in the manner described below. However, the Holder hereof may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect hereof in the Specified Currency by delivery of a written request to the Trustee at its corporate trust office in The City of New York on or prior to the fifth Business Day after the applicable record date or at least ten calendar days prior to the Maturity, as the case may be. Such request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Such election will remain in effect until revoked by written notice delivered to the Trustee on or prior to the fifth Business Day after the applicable record date or at least ten calendar days prior to the Maturity, as the case may be.

      If the Specified Currency is other than U.S. dollars and the Holder fails to elect payment in such Specified Currency, the amount of any U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent in the morning of the day that would be considered the date for "spot" settlement of such Specified Currency on the applicable Payment Date in accordance with market convention (generally two New York Business Days (as defined below) prior to the Payment Date) at the market rate determined by the Exchange Rate Agent to accomplish the conversion on that Payment Date of the aggregate amount of the Specified Currency payable on this Note (and any other Note with similar terms and bearing the same CUSIP number) to be converted into U.S. dollars. "New York Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York. All currency exchange costs will be borne by the Holders hereof by deductions from such U.S. dollar payments.

      Except as set forth below, if any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable to the Company due to the imposition of governmental exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency (unless replaced by the Euro) or for the settlement of transactions by public institutions of or within the international banking community, then such payment shall be made in U.S. dollars until such currency is again available to the Company or so used. In the event of such unavailability of the Specified Currency, the Company will be entitled to satisfy its obligations to the Holder by making payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below), computed by the Exchange Rate Agent, on the second Business Day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. The "Market Exchange Rate" for a Specified Currency other than U.S. dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment in respect of this Note made in U.S. dollars under such circumstances will not constitute an Event of Default under the Indenture.

      All determinations made by the Exchange Rate Agent will be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, will be conclusive for all purposes and binding on the Holder of this Note, and the Exchange Rate Agent will have no liability therefor.

            If the principal of and any interest and premium, if any, on this
Note is payable in a Specified Currency other than U.S. dollars and the issuing country of such Specified Currency becomes a Participating Member State (as defined below), then the Company may, solely at its option and without the consent of the Holder of this Note or the need to amend the Indenture or this Note, on any Interest Payment Date occurring after the date on which such country has become a Participating Member State (such Interest Payment Date, a "Redenomination Date"), redenominate this Note into Euro upon the giving of not less than 30 days' notice thereof to the Holder of this Note, which notice shall set forth the manner in which such redenomination shall be effected. If the Company elects to redenominate this Note, the election to redenominate will have effect as follows:

            1. the Specified Currency will be deemed to be redenominated in such amount of Euro as is equivalent to its denomination or the amount of interest so specified in the Specified Currency at the Fixed Conversion Rate (as defined below) adopted by the Council of the European Union for the Specified Currency, rounded down to the nearest Euro 0.01;

            2. after the Redenomination Date, all payments in respect of this Note, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in Euro as though references in this Note to the Specified Currency were to Euro. Payments will be made in Euro by credit or transfer to a Euro account (or any other account to which Euro may be credited or transferred) specified by the Holder, or at the option of the Holder, by a Euro cheque;

            3. if interest hereon for any period ending on or after the Redenomination Date is required to be calculated for a period of less than one year, it will be calculated on the basis of the applicable fraction specified herein; and

            4. such other changes shall be made to the terms of this Note as the Company may decide, after consultation with the Trustee, and as may be specified in the notice, to conform them to conventions then applicable to debt securities denominated in Euro or to enable this Note to be consolidated with other notes, whether or not originally denominated in the Specified Currency or Euro. Any such other changes will not take effect until after they have been notified to the Holder.

      The definition of Business Day that shall apply for payments on or in respect hereof following any redenomination hereof and for all other purposes under this Note and under the Indenture shall be (A) the business day definition for fixed rate Euro-denominated debt obligations issued in the Euromarkets and held in international clearing systems which are consistent with existing or anticipated market practices as determined by the Company or (B) if no such business day definition is so determined, the definition of business day which applied to this Note before redenomination or (C) if the Company would be unable to make payments on this Note on the date that payment is expressed to be due if
(B) above were to apply, such other business day definition as is determined by the Company.

      "Fixed Conversion Rate" with respect to any Specified Currency means the irrevocably fixed conversion rate between the Euro and such Specified Currency adopted by the Council of the European Union according to Article 109 (4), first sentence, of the Treaty of Rome (as defined below).

      "Participating Member State" means a member state of the European Union that adopts the Euro in accordance with the Treaty of Rome.

      "Treaty of Rome" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (as defined below), establishing the European Community, as amended from time to time.

      "Maastricht Treaty" means the Treaty on European Union which was signed in Maastricht, the Netherlands, on February 1, 1992 and came into force on November 1, 1993;

      Except as provided herein with respect to the redenomination of this Note into Euro, the occurrence or non-occurrence of an EMU Event (as defined below) or the entry into force of any law, regulation, directive or order requiring redenomination to be undertaken on terms different than those described herein, will not have the effect of altering any term of, or discharging or excusing performance under, the Indenture or this Note nor give the Company, the Trustee or the Holder of this Note, the right unilaterally to alter or terminate the Indenture or this Note or give rise to any Event of Default or otherwise be the basis for any acceleration, early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms of the Indenture or this Note. The occurrence or non-occurrence of an EMU Event will be considered to occur automatically pursuant to the terms of this Note. For purposes hereof, "EMU Event" means any event associated with the Economic Monetary Union as contemplated by the Treaty of Rome in the European Community, including, without limitation, each (and any combination) of (i) the fixing of exchange rates between the currency of a Participating Member State and the Euro or between the currencies of Participating Member States; (ii) the introduction of the Euro as lawful currency in a Participating Member State; (iii) the withdrawal from legal tender of any currency that, before the introduction of the Euro, was lawful currency in any of the Participating Member States; or (iv) the disappearance or replacement of a relevant rate option or other price source for the national currency of any Participating Member States, or the failure of the agreed price or rate sponsor or screen provider (or any successor thereto) to publish or display a relevant rate, index, price, page or screen.

      In the event that the issuing country of the Specified Currency, or, in the case of the Euro, the European Union, officially redenominates the Specified Currency into, or replaces it with, a currency other than the Euro, then the Company's obligations with respect to payments on this Note shall be deemed, immediately following such redenomination, to provide for payment of that amount of redenominated currency representing the amount of the Company's obligations immediately prior to such redenomination (by application of the fixed conversion rate adopted for this purpose by such country, or the European Union, as the case may be). Except as set forth above, in no event shall any adjustment be made to any amount payable with respect to this Note as a result of any change in the value of the Specified Currency relative to any other currency due solely to fluctuations in exchange rates.

     Commencing with the Initial Interest Reset Date specified above, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; provided, however, that if this Note is designated above as a Floating Rate/Fixed Rate Note, the interest rate will no longer be reset after the Fixed Rate Commencement Date specified above. Each such reset rate shall be applicable on and after the Interest Reset Date (which term includes the Initial Interest Reset Date unless the context requires otherwise) to which it relates, to but not including the next succeeding Interest Reset Date, or until the Maturity, as the case may be. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day; provided that if an Interest Rate Basis specified above is LIBOR and such Business Day is in the next calendar month, then the Interest Reset Date shall be the immediately preceding Business Day. In addition, if an Interest Rate Basis specified above is the Treasury Rate and the Interest Determination Date (as defined below) would otherwise be an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

     Regular Floating Rate Notes. Unless this Note is designated on the first page hereof as a Floating Rate/Fixed Rate Note or an Inverse Floating Rate Note or as having an Addendum attached hereto or Other Provisions apply relating to a different interest rate formula, it will bear interest at the rate determined by reference to the Interest Rate Basis or Bases specified on the first page hereof plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the first page hereof.

     Floating Rate/Fixed Rate Notes. If this Note is designated on the first page hereof as a Floating Rate/Fixed Rate Note, it will bear interest at the rate determined by reference to the Interest Rate Basis or Bases specified on the first page hereof plus or minus the Spread, if any, and/or multiplied by the

Spread Multiplier, if any, specified on the first page hereof; provided that on the Fixed Rate Commencement Date specified on the first page hereof, the interest rate will be reset to the Fixed Interest Rate specified on the first page hereof or, if no Fixed Interest Rate is so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date, and such interest rate will continue in effect until the Maturity.

     Inverse Floating Rate Notes. If this Note is designated on the first page hereof as an Inverse Floating Rate Note, it will bear interest at the Fixed Interest Rate specified on the first page hereof minus the rate determined by reference to the Interest Rate Basis or Bases specified on the first page hereof plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the first page hereof; provided, however, that unless otherwise specified on the first page hereof, the interest rate on this Note will not be less than zero percent.


      Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined by the Calculation Agent (as defined herein) in accordance with the applicable provisions below.

      Determination of CD Rate. If an Interest Rate Basis specified on the first page hereof is the CD Rate, this Note will bear interest at rates calculated with reference to the CD Rate and the specified Spread and/or Spread Multiplier, if any.

      "CD Rate" means (1) the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the first page hereof, as published in H.15(519) (as defined below) opposite the caption "CDs (secondary market)", or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the specified Index Maturity, as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption "CDs (secondary market)", or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates for Negotiable CDs (as defined below), as quoted as of 10:00 A.M., New York City time, on the applicable Interest Determination Date by three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent, or (4) if one or more of the dealers selected by the Calculation Agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

      "Negotiable CDs" means negotiable United States dollar certificates of deposit of major United States money center banks with a remaining maturity closest to the specified Index Maturity and in an amount that is representative for a single transaction in the market at the time.

      "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

      "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

      Determination of CMT Rate. If an Interest Rate Basis specified on the first page hereof is the CMT Rate, this Note will bear interest at rates calculated with reference to the CMT Rate and the specified Spread and/or Spread Multiplier, if any.

      "CMT Rate" means:

      (1) if CMT Moneyline Telerate Page 7051 is specified on the first page hereof: (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified on the first page hereof as published in H.15(519) opposite the caption "Treasury constant maturities", as the yield is displayed on Moneyline Telerate, or any successor service, on page 7051, or any other page as may replace page 7051 on that service ("Moneyline Telerate Page 7051"), for the applicable Interest Determination Date, or (b) if the rate referred to in clause 1(a) is no longer displayed on Moneyline Telerate Page 7051 or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the specified Index Maturity and for the applicable Interest Determination Date as published in H.15(519) opposite the caption "Treasury constant maturities", or
(c) if the rate referred to in clause 1(b) is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date for the period of the specified Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or (d) if the rate referred to in clause 1(c) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each, a "Reference Dealer") selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the specified Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (e) if fewer than five but more than two of the prices referred to in clause 1(d) are provided as requested, the rate calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the bid prices obtained pursuant to clause 1(d) and neither the highest nor the lowest of the quotations will be eliminated, or (f) if fewer than three of the prices referred to in clause 1(d) are provided as requested, the rate calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the specified Index

Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (g) if fewer than five but more than two of the prices referred to in clause 1(f) are provided as requested, the rate calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the bid prices obtained pursuant to clause 1(f) and neither the highest nor the lowest of the quotations will be eliminated, or (h) if fewer than three of the prices referred to in clause 1(f) are provided as requested, the rate in effect on the applicable Interest Determination Date; or

      (2) if CMT Moneyline Telerate Page 7052 is specified on the first page hereof: (a) the percentage equal to the one-week or one-month average yield as specified on the first page hereof for United States Treasury securities at "constant maturity" having the Index Maturity specified on the first page hereof as published in H.15(519) opposite the caption "Treasury constant maturities", as the yield is displayed on Moneyline Telerate, or any successor service, on page 7052, or any other page as may replace page 7052 on that service ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the applicable Interest Determination Date falls, or (b) if the rate referred to in clause 2(a) is no longer displayed on Moneyline Telerate Page 7052 or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, the percentage equal to the specified one-week or one-month average yield for United States Treasury securities at "constant maturity" having the specified Index Maturity as published in H.15(519) opposite the caption "Treasury constant maturities" for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the applicable Interest Determination Date falls, or (c) if the rate referred to in clause 2(b) is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, the specified one-week or one-month average yield for United States Treasury securities at "constant maturity" having the specified Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the applicable Interest Determination Date falls, or (d) if the rate referred to in clause 2(c) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the specified Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (e) if fewer than five but more than two of the prices referred to in clause 2(d) are provided as requested, the rate calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the bid prices obtained pursuant to clause 2(d) and neither the highest nor the lowest of the quotations will be eliminated, or (f) if fewer than three of the prices referred to in clause 2(d) are provided as requested, the rate calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the specified Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or (g) if fewer than five but more than two of the prices referred to in clause 2(f) are provided as requested, the rate calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the bid prices obtained pursuant to clause 2(f) and neither the highest nor the lowest of the quotations will be eliminated, or (h) if fewer than three of the prices referred to in clause 2(f) are provided as requested, the rate in effect on the applicable Interest Determination Date.

      If two United States Treasury securities with an original maturity greater than the specified Index Maturity have remaining terms to maturity equally close to the specified Index Maturity, the quotations for the United States Treasury security with the shorter original term to maturity shall be used.

      Commercial Paper Rate. If an Interest Rate Basis specified on the first page hereof is the Commercial Paper Rate, this Note will bear interest at rates calculated with reference to the Commercial Paper Rate and the specified Spread and/or Spread Multiplier, if any.

   "Commercial Paper Rate" means: (1) the rate calculated by the Calculation Agent as the Money Market Yield (as defined below) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the first page hereof, as published in H.15(519) under the caption "Commercial paper -- Nonfinancial", or (2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper having the specified Index Maturity, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption "Commercial paper -- Nonfinancial", or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates for commercial paper having the specified Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, as quoted as of approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date by three leading dealers of United States dollar commercial paper in The City of New York selected by the Calculation Agent, or (4) if one or more of the dealers selected by the Calculation Agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

   "Money Market Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                        D x  360
               Money Market Yield =  -------------  x  100
                                     360 - (D x M)

where "D" refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

   Eleventh District Cost of Funds Rate. If an Interest Rate Basis specified on the first page hereof is the Eleventh District Cost of Funds Rate, this Note will bear interest at rates calculated with reference to the Eleventh District Cost of Funds Rate and the specified Spread and/or Spread Multiplier, if any.

   "Eleventh District Cost of Funds Rate" means: (1) the rate equal to the monthly weighted average cost of funds for the calendar month preceding the month in which the applicable Interest Determination Date falls as set forth under the caption "11th District" on the display on Moneyline Telerate, or any successor service, on page 7058 or any other page as may replace that page on that service ("Moneyline Telerate Page 7058") as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date, or (2) if the rate referred to in clause (1) does not appear on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on the related Interest Determination Date, the rate equal to the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as such cost of funds for the calendar month preceding the month in which the applicable Interest Determination Date falls, or (3) if the Federal Home Loan Bank of San Francisco fails to announce the Index for the calendar month preceding the month in which the applicable Interest Determination Date falls on or before the applicable Interest Determination Date, the rate in effect on the applicable Interest Determination Date.

   Federal Funds Open Rate. If an Interest Rate Basis specified on the first page hereof is the Federal Funds Open Rate, this Note will bear interest at rates calculated with reference to the Federal Funds Open Rate and the specified Spread and/or Spread Multiplier, if any.

   "Federal Funds Open Rate" means (1) the opening rate on the applicable Interest Determination Date for United States dollar federal funds as displayed under the heading "Federal Funds" and opposite the caption "Open" on Moneyline Telerate, or any successor service, on page 5 or any other page as may replace that page on that service ("Moneyline Telerate Page 5"); or (2) if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 5 by 3:00 P.M., New York City time, on the related Calculation Date, the opening rate on the applicable Interest Determination Date for United States dollar federal funds as displayed on the FEDFOPEN Index on Bloomberg, which is the Fed Funds Opening Rate as reported by Garban Capital Markets (or a successor) on Bloomberg; or (3) if the rate referred to in clause (2) does not appear on FEDFOPEN Index on Bloomberg by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged before 9:00 A.M., New York City time, on the applicable Interest Determination Date by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent; or
(4) if one or more of the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

   Federal Funds Rate. If an Interest Rate Basis specified on the first page hereof is the Federal Funds Rate, this Note will bear interest at rates calculated with reference to the Federal Funds Rate and the specified Spread and/or Spread Multiplier, if any.

   "Federal Funds Rate" means: (1) the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) opposite the caption "Federal funds (effective)", as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace that page on that service ("Moneyline Telerate Page 120"), or (2) if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption "Federal funds (effective)", or (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged before 9:00 A.M., New York City time, on the applicable Interest Determination Date by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, or (4) if one or more of the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the rate in effect on the applicable Interest Determination Date.

   LIBOR. If an Interest Rate Basis specified on the first page hereof is LIBOR, this Note will bear interest at rates calculated with reference to LIBOR and the specified Spread and/or Spread Multiplier, if any.


   "LIBOR" means: (1) if "LIBOR Moneyline Telerate" is specified on the first page hereof, or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is so specified, LIBOR will be the rate for deposits in the LIBOR Currency specified on the first page hereof having the specified Index Maturity, commencing on the related Interest Reset Date, that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on the applicable Interest Determination Date, or (2) if "LIBOR Reuters" is specified on the first page hereof, LIBOR will be the rate calculated by the Calculation Agent as the arithmetic mean of the offered rates, or the offered rate if the Designated LIBOR Page by its terms provides only for a single rate, for deposits in the specified LIBOR Currency having the specified Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the Designated LIBOR Page as of 11:00 A.M., London time, on the applicable Interest Determination Date, or (3) if, in the case of clause (1), no offered rate appears on the Designated LIBOR Page, or if, in the case of clause (2), fewer than two offered rates appear on the Designated LIBOR Page (and the Designated LIBOR Page, by its terms, does not provide only for a single rate), the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the specified LIBOR Currency having the specified Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the specified LIBOR Currency in that market at that time, or (4) if fewer than two offered quotations referred to in clause (3) are so provided, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the applicable Interest Determination Date by three major banks in that Principal Financial Center selected by the Calculation Agent for loans in the specified

LIBOR Currency to leading European banks, having the specified Index Maturity, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in the specified LIBOR Currency in that market at that time, or (5) if one or more of the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the rate in effect on the applicable Interest Determination Date.

   "Designated LIBOR Page" means either (i) if "LIBOR Moneyline Telerate" is specified on the first page hereof, or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified on the first page hereof, the display on Moneyline Telerate, or any successor service, on the specified page or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the specified LIBOR Currency, or
(ii) if "LIBOR Reuters" is specified on the first page hereof, the display on the Reuter Monitor Money Rates Service, or any successor service, on the specified page or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the specified LIBOR Currency.

   Prime Rate. If an Interest Rate Basis specified on the first page hereof is the Prime Rate, this Note will bear interest at rates calculated with reference to the Prime Rate and the specified Spread and/or Spread Multiplier, if any.

   "Prime Rate" means: (1) the rate on the applicable Interest Determination Date as published in H.15(519) opposite the caption "Bank prime loan", or (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption "Bank prime loan", or (3) if the rate referred to in clause
(2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or (4) if, in the case of clause (3), fewer than four rates appear on the Reuters Screen US PRIME 1 Page by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent, or (5) if one or more of the banks selected by the Calculation Agent are not quoting as mentioned in clause (4), the rate in effect on the applicable Interest Determination Date.

   "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service, or any successor service, on the "US PRIME 1" page or such other page as may replace that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

   Treasury Rate. If an Interest Rate Basis specified on the first page hereof is the Treasury Rate, this Note will bear interest at rates calculated with reference to the Treasury Rate and the specified Spread and/or Spread Multiplier, if any.

      "Treasury Rate" means: (1) the rate from the auction held on the applicable Interest Determination Date (the "Auction") of Treasury Bills (as defined below) having the Index Maturity specified on the first page hereof which appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service ("Moneyline Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Moneyline Telerate Page 57"), or
(2) if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the Bond Equivalent Yield (as defined below) of the rate from the Auction of Treasury Bills having the specified Index Maturity, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption "U.S. Government securities/Treasury bills/Auction high", or (3) if the rate described in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the Bond Equivalent Yield of the rate from the Auction of Treasury Bills having the specified Index Maturity as announced by the United States Department of the Treasury, or (4) if the rate referred to in clause (3) is not announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on the related Calculation Date, or if the Auction is not held, the rate calculated by the Calculation Agent as the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the specified Index Maturity, as published in H.15(519) opposite the caption "U.S. government securities/Treasury bills/secondary market", or (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the specified Index Maturity, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption "U.S. Government securities/Treasury bills/secondary market", or (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity, as quoted as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date by three primary United States government securities dealers in The City of New York selected by the Calculation Agent, or (7) if one or more of the dealers selected by the Calculation Agent are not quoting as mentioned in clause (6), the rate in effect on the applicable Interest Determination Date.

      "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                         D x  N
             Bond Equivalent Yield  =  -------------   x  100
                                       360 - (D x M)


where "D" refers to the applicable annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      Notwithstanding the foregoing, the interest rate on this Note for any Interest Reset Date shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the first page hereof, and shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

      All percentages resulting from any calculation on this Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 5.876545%, or ..05876545, would be rounded to 5.87655%, or .0587655. All currency amounts used in or resulting from any calculation on this Note will be rounded, in the case of U.S. dollars, to the nearest cent or, if the Specified Currency is other than U.S. dollars, to the nearest unit (with one-half cent or unit being rounded upward).

      Citibank, N.A., as calculation agent (the "Calculation Agent") shall calculate the interest rate on this Note in accordance with the foregoing on or before each applicable Calculation Date (as defined below). The Calculation Agent will, upon the request of any Holder of this Note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to this Note.

      The interest rate applicable to each interest period commencing on the Interest Reset Date with respect to that interest period will be the rate determined by reference to the Interest Rate Basis specified on the first page hereof as of the applicable "Interest Determination Date". If the Interest Rate Basis specified on the first page hereof is the Federal Funds Open Rate, the Federal Funds Rate or the Prime Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the Business Day preceding such Interest Reset Date. If the Interest Rate Basis specified on the first page hereof is the CD Rate, the CMT Rate or the Commercial Paper Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the second Business Day preceding such Interest Reset Date. If the specified Interest Rate Basis is the Eleventh District Cost of Funds Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the last working day of the month preceding the month in which such Interest Reset Date falls on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below. If the specified Interest Rate Basis is LIBOR, the Interest Determination Date pertaining to an Interest Reset Date will be the second London Business Day preceding such Interest Reset Date. If the specified Interest Rate Basis is the Treasury Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the day in the week in which such Interest Reset Date falls on which direct obligations of the United States ("Treasury Bills") are normally auctioned. Treasury Bills are normally sold at Auction on Monday of each week, unless that day is a legal holiday, in which case the Auction is normally held on the following Tuesday, except that the Auction may be held on the preceding Friday; provided, however, that if an Auction is held on the Friday of the week preceding such Interest Reset Date, the related Interest Determination Date shall be that Friday. If the Auction is held on the following Tuesday or any other Interest Reset Date, then the Interest Reset Date that otherwise would have been on that day will be postponed to the next Business Day. If no Auction is held for a particular week, the Interest Determination Date pertaining to the Interest Reset Date occurring in that week will be the first Business Day of that week.

      Each Interest Rate Basis will be determined as of the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

      The "Calculation Date" pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if the tenth calendar day is not a Business Day, the next Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or the Maturity, as the case may be.

      Unless otherwise specified above, accrued interest hereon shall be calculated by multiplying the principal amount of this Note by an accrued interest factor, computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified above, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360 if the specified Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Open Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if the specified Interest Rate Basis is the CMT Rate or the Treasury Rate. If the interest rate on this Note is calculated with reference to two or more Interest Rate Bases, the interest rate factor for each day will be calculated in each period in the same manner as if only one of the specified Interest Rate Bases applied.

      This Medium-Term Note, Series H (collectively, the "Notes") is one of a duly authorized issue of debt securities (hereinafter called the "Securities") of the Company issued and to be issued under an Indenture dated as of May 1, 1999 (herein called the "Indenture") between the Company and Citibank, N.A., as Trustee (herein, the "Trustee", which term shall include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto and the Officers' Certificate setting forth the terms of this series of Securities, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption or repayment provisions and may otherwise vary, all as provided in the Indenture and in such Officers' Certificate.

      Any provisions contained herein with respect to the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the rate of interest applicable to this Note, its Interest Payment Dates, the Stated Maturity, the Specified Currency, any redemption or repayment provisions, or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the first page hereof or as set forth under Other Provisions if so set forth on the first page hereof.

      If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may become due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

      Subject to certain exceptions, the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series to be affected by such supplemental indentures, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series. The Indenture also permits the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.

      If so provided on the first page hereof, this Note may be redeemed by the Company prior to its Stated Maturity on and after the Initial Redemption Date, if any, specified on the first page hereof (the "Redemption Date"). If no Initial Redemption Date is set forth on the first page hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (or such other Specified Currency denomination as may be indicated herein), provided that any remaining principal amount shall be an authorized denomination, at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on written notice given to the Holder hereof not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

      If applicable, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the first page hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the first page hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

      If so provided on the first page hereof, this Note will be subject to repayment at the option of the Holder hereof prior to its Stated Maturity on the Optional Repayment Date(s), if any, indicated on the first page hereof. If no Optional Repayment Date is set forth on the first page hereof, this Note will not be repayable at the option of the Holder hereof prior to the Stated Maturity. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 (or such other Specified Currency denomination as may be indicated herein), provided that any remaining principal amount shall be an authorized denomination, at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date, on notice given by such Holder and received by the Company not more than

60 nor less than 30 days prior to the Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the portion hereof not repaid shall be issued in the name of the Holder hereof upon the surrender hereof. Any such notice shall be delivered to the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, and shall be duly executed by the Holder hereof or by his attorney duly authorized in writing. Such notice shall consist of this Note with the form set forth below entitled "Option to Elect Repayment" duly completed. Such notice duly received by the Company shall be irrevocable. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

      This Note is not subject to any sinking fund.

      As provided in the Indenture, and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms as this Note, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof (or such other Specified Currency denomination as may be indicated herein). As provided in the Indenture and subject to certain limitations therein or herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes having the same terms as this Note, of different authorized denominations, as requested by the Holder surrendering the same. If (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or
(iii) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

      No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All capitalized terms used in this Note but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes.

      This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      Unless the certificate of authentication hereon has been executed by or on behalf of Citibank, N.A., the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

                              AMERICAN GENERAL FINANCE
                                    CORPORATION
[Seal]

                              By: ________________________________________
                                    Bryan A. Binyon
                                    Vice President and Treasurer



                              By: _________________________________________
                                    David M. McManigal
                                    Assistant Treasurer



Date:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

      Citibank, N.A.
      as Trustee

By:  ________________________________
      Authorized Signatory

                            OPTION TO ELECT REPAYMENT



      The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof, together with interest to the repayment date, to the undersigned, at


PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



      (Please Print or Typewrite Name, Address and Telephone Number of the
                                  Undersigned)

      For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed. This Note and notice must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice.



      If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be $1,000 or an integral multiple of $1,000, or such other Specified Currency denomination as may be indicated on the
face of the Note) which the Holder elects to have repaid:                 and
specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000, or such other Specified Currency denomination as may be indicated on the face of the Note) of the Note or Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being
repaid):               .


Dated:
      ----------

                                    ------------------------------------

                                    NOTICE: The signature on this Option to
                                    Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                                   ASSIGNMENT


FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


  (Please Print or Typewrite Name, Address and Telephone Number of Assignee)


the within Note and all rights thereunder, hereby irrevocably constituting and
appointing           attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
      -------------

                                          --------------------------------
                                          NOTICE: The signature on this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within instrument in every particular,
                                          without alteration or enlargement or
                                          any change whatever.